As filed with the Securities and Exchange Commission on April 22, 2026

Registration No. 333-294173

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No.1

To

FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Adlai Nortye Ltd.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o PO Box 309, Ugland House

Grand Cayman, KY1-1104

Cayman Islands

Telephone: +1 848 230 7430

(Address and telephone number of Registrant’s principal executive offices)

Adlai Nortye USA Inc.

685 US Highway 1,

North Brunswick Township, NJ 08902

Telephone: +1 848 230 7430

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Yu Wang, Esq.
Han Kun Law Offices LLP
Rooms 4301-10, 43/F., Gloucester Tower

The Landmark

15 Queen’s Road Central, Hong Kong
+852 6386 1503

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION	DATED ApriL 22, 2026

PROSPECTUS

Up to US$600,000,000 of

American Depositary Shares

Class A Ordinary Shares

Debt Securities

Warrants

Rights

and

Units

and

Up to 98,577,627 Class A Ordinary Shares (represented by 32,859,209 American Depositary Shares) Offered by

the Selling shareholders

Adlai Nortye Ltd.

We may, from time to time, in one or more offerings, offer and sell up to US$600,000,000 of Class A ordinary shares, par value US$0.0001 per share (“Ordinary Shares”), including Ordinary Shares represented by American Depositary Shares (“ADSs”), each representing 3 Ordinary Shares, debt securities, warrants, rights, and units, or any combination thereof, together or separately as described in this prospectus. In this prospectus, references to the term “securities” refers to our Ordinary Shares and our Ordinary Shares represented by ADSs, debt securities, warrants, rights, and units, and securities that may be convertible or exchangeable into the foregoing. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see “Plan of Distribution” in this prospectus.

In addition, selling shareholders named in this prospectus or their transferees may, from time to time in one or more offerings, offer and sell up to 98,577,627 Class A Ordinary Shares (represented by 32,859,209 American Depositary Shares), consisting of (i) up to 64,615,386 Class A Ordinary Shares, issued to certain of selling shareholders in February 2026, or the February 2026 Private Placement; and (ii) up to 339,962,241 Class A Ordinary Shares, issued to certain of selling shareholder in April 2026, or the April 2026 Private Placement. For more details, please see “Prospectus Summary – Recent Developments – February 2026 Private Placement” and “– April 2026 Private Placement”. We will not receive any proceeds from the sale of our securities by our selling security holders, but we may pay certain registration and offering fees and expenses associated with the registration and sale of those securities. See “Selling shareholders.”

This prospectus provides a general description of the securities we or the selling shareholders may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update, or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

We may, from time to time, offer and sell these securities, from time to time, offer the securities through public or private transactions, directly or through one or more underwriters, dealers, brokers and agents, on or off the Nasdaq Capital Market, or Nasdaq, at prevailing market prices or at privately negotiated prices. If any underwriters, dealers, brokers or agents are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the name of the underwriter, dealer, broker or agent and any applicable commissions or discounts. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Our ADSs are listed on Nasdaq under the symbol “ANL.” On April 20, 2026, the last reported sale price of the ADSs on Nasdaq was US$16.60 per ADS.

Adlai Nortye Ltd. is not a Chinese operating company, but is a Cayman Islands holding company. Our daily operations are conducted primarily through our operating subsidiaries in the United States and mainland China. Investors purchasing the ADSs in this initial public offering are purchasing equity securities of our Cayman Islands holding company and are not purchasing equity securities of our operating subsidiaries. As a holding company, we may rely on dividends from our subsidiaries for our cash requirements, including any payment of dividends to our shareholders. The ability of our subsidiaries to pay dividends to us, however, may be restricted by the debt they incur on their own behalf and/or laws and regulations applicable to them. Unless otherwise indicated or the context otherwise requires, “we,” “us,” “our company,” and “our” refer to Adlai Nortye Ltd., our Cayman Islands holding company and its subsidiaries, which include those in the U.S. and mainland China that conduct daily operations.

If needed, cash can be transferred between our Cayman Islands holding company and subsidiaries incorporated in the United States, mainland China and Hong Kong through equity investments and intercompany loans. Currently, there are no restrictions of transferring funds between our Cayman Islands holding company and subsidiaries in the United States and Hong Kong; however, currency exchange control measures imposed by the PRC government may restrict the ability of our subsidiaries in the PRC to transfer their cash to our Cayman Islands holding company and other subsidiaries incorporated outside the PRC through loans, advances or cash dividends. We may also make loans and additional capital contribution to our subsidiaries or branches, subject to certain restrictions under the applicable local laws, including the laws of China. We have no plans to declare cash dividends in the near term, but as a holding company, we may depend on receipt of funds from one or more of our subsidiaries if we determine to pay cash dividends to holders of our ordinary shares and ADSs in the future. We do not have a regular dividend policy, and our Board of Directors has discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. As of the date of this prospectus, our Cayman Islands holding company has not declared or paid any dividends or distributions on equity to its shareholders. U.S. investors will not be subject to Cayman Islands taxation on dividend distributions, and no withholding will be required on the payment of dividends or distributions to them while they may be subject to U.S. federal income tax. Adlai Nortye Ltd., our Cayman Islands holding company, may be classified as a “resident enterprise” of China. This classification could result in unfavorable tax consequences to us and our non-PRC shareholders and dividends paid by us may be subject to PRC withholding tax. See “Item 10. Additional Information—E. Taxation — United States federal income tax considerations — Dividends.” of our most recent annual report for the financial year ended December 31, 2025 on Form 20-F filed with the Securities Exchange Commission (the “2025 Annual Report”). We have no plans to declare cash dividends in the near term, but as a holding company, we may depend on receipt of funds from one or more of our subsidiaries if we determine to pay cash dividends to holders of our ordinary shares and ADSs in the future. We do not have a regular dividend policy, and our board of directors has discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law.

Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, the Public Company Accounting Oversight Board, or the PCAOB, issued a Determination Report in December 2021 which found that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong because of positions taken by the authorities in those jurisdictions. Our current auditor, BDO China Shu Lun Pan Certified Public Accountants LLP (“BDO”), which is based in Shanghai, is currently subject to inspection by the PCAOB at least every three years. However, BDO is located in, and organized under the laws of, the PRC. On August 26, 2022, the PCAOB entered into a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the PRC and, as summarized in the “Statement on Agreement Governing Inspections and Investigations of Audit Firms Based in China and Hong Kong” published on the SEC’s official website, the parties agreed to the following: (i) in accordance with the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation; (ii) the PCAOB shall have direct access to interview or take testimony from all personnel of the audit firms whose issuer engagements are being inspected or investigated; (iii) the PCAOB shall have the unfettered ability to transfer information to the SEC, in accordance with the Sarbanes-Oxley Act; and (iv) the PCAOB inspectors shall have access to complete audit work papers without any redactions, with view-only procedures for certain targeted pieces of information such as personally identifiable information. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. On December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Joseph Biden of the United States. The Consolidated Appropriations Act contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. We cannot assure you that we will not be identified by the SEC under the HFCAA as an issuer that has retained an auditor that has a branch or office located in a foreign jurisdiction that the PCAOB determines it is unable to inspect or investigate completely because of a position taken by an authority in that foreign jurisdiction. In addition, there can be no assurance that, if we have a “non-inspection” year, we will be able to take any remedial measures. If we were so identified for two consecutive years, trading in our securities could in the future be prohibited under the HFCAA and, as a result, we cannot assure you that we will be able to maintain the listing of the ADSs on the Nasdaq Stock Market or that you will be allowed to trade the ADSs in the United States on the “over-the-counter” markets or otherwise. Should the ADSs become not listed or tradeable in the United States, the value of the ADSs could be materially affected. See “Item 3. Key Information—D. Risk Factors — Risks relating to our operation in the People’s Republic of China  — The ADSs may be delisted under the HFCAA if the PCAOB is unable to inspect auditors or their affiliates that are located in mainland China. The delisting of the ADSs, or the threat of such delisting, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors of the benefits of such inspections.” of the 2025 Annual Report for a detailed discussion.

We are an “emerging growth company” under the applicable U.S. federal securities laws and are eligible for reduced public company reporting requirements. See “Risk Factors” in the 2025 Annual Report for factors you should consider before buying the ADSs.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have experienced and may continue to experience price volatility in our ordinary shares. See related risk factors in the 2025 Annual Report.

Investing in our securities involves risks. See “Risk Factors” beginning on page 16 of this prospectus and risk factors set forth in the 2025 Annual Report, in other reports incorporated herein by reference, and in an applicable prospectus supplement under the heading “Risk Factors.”

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 22, 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total offering amount of US$ 600,000,000 of the securities, and the selling shareholders referred to in this prospectus and identified in supplements to this prospectus may sell up to an aggregate amount of 98,577,627 Class A Ordinary Shares (represented by 32,859,209 American Depositary Shares, or ADSs) in one or more offerings. Our ADSs, each representing three Class A Ordinary Shares, are listed on the Nasdaq Stock Market.

This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. This prospectus may be supplemented by a prospectus supplement that may add, update, or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering. A prospectus supplement may also add, update, or change information contained in this prospectus (including documents incorporated herein by reference). If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. Neither we nor the selling shareholders have authorized anyone to provide you with additional or different information. Neither we nor the selling shareholders take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. Neither we nor the selling shareholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security, unless we indicate otherwise. Our business, financial condition, results of operations and/or prospects may have changed since those dates.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find Additional Information.”

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

●	“ADRs” are to the American depositary receipts that may evidence the ADSs;

●	“ADSs” are to the American depositary shares, each of which represents our Class A ordinary shares;

●	“BVI” are to the British Virgin Islands;

●	“China” or the “PRC” are to the People’s Republic of China;

●	“Class A ordinary shares” are to our Class A ordinary shares, par value US$0.0001 per share;

●	“Class B ordinary shares” are to our Class B ordinary shares, par value US$0.0001 per share;

●	“Hangzhou Adlai” is to Adlai Nortye Biopharma Co., Ltd., our wholly foreign-owned enterprise incorporated in the PRC;

●	“Hong Kong” is to Hong Kong Special Administrative Region of China;

●	“Macau” is to Macau Special Administrative Region of China;

●	“RMB” or “Renminbi” are to the legal currency of China;

●	“shares” or “ordinary shares” are to our Class A ordinary shares and Class B ordinary shares;

●	“US$,” “U.S. dollars,” “$,” or “dollars” are to the legal currency of the United States;

●	“U.S. GAAP” are to accounting principles generally accepted in the United States; and

●	“we,” “us,” “our company,” “our” and “ANL” are to Adlai Nortye Ltd., our Cayman Islands holding company and its subsidiaries, which include those in the U.S. and mainland China that conduct daily operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” and “potential,” among others.

Forward-looking statements appear in a number of places in this prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus. These forward-looking statements include, but are not limited to, statements regarding our intent, belief, or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to of various factors, including, but not limited to, those identified under the section entitled “Item 3. Key Information—3.D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2025. These risks and uncertainties include factors relating to:

●	our business strategies and plans to achieve these strategies;

●	the timing, progress, and results of preclinical studies, and clinical trials for drug candidates we may develop;

●	the possibility to obtain the relevant requisite regulatory approvals of our drug candidates

●	the feasibility to successfully commercialize our drug candidates in a timely manner;

●	changes in competitive conditions and the feasibility to compete under these conditions;

●	the size of the market opportunity for our drug candidates, including our estimates of the number of patients who suffer from the diseases we are targeting;

●	the likelihood to maintain the collaboration with licensors, and establish or maintain future collaborations or strategic relationships;

●	the feasibility to obtain, and negotiate favorable terms of, any collaboration, licensing or other arrangements that may be necessary or desirable to develop, manufacture or commercialize our drug candidates;

●	changes to the political and regulatory environment in the industry and markets in which we operate;

●	effects of the global financial markets and economic crisis;

●	change or volatility in interest rates, foreign exchange rates, equity prices, volumes, operations, margins, risk management, and overall market trends;

●	our expectations regarding the period during which we will qualify as an emerging growth company under the JOBS Act; and

●	assumptions underlying or related to any of the foregoing.

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events. You are cautioned to consider these and any other factors that are discussed in the section entitled “Risk Factors” elsewhere in this prospectus, in our most recent Annual Report on Form 20-F and in any prospectus supplement or documents we incorporate by reference into this prospectus. These risks are not exhaustive. These risks could cause actual results to differ materially from those implied by forward-looking statements in this prospectus.

PROSPECTUS SUMMARY

This summary highlights only some of the information included or incorporated by reference in this prospectus. You should carefully read this prospectus together with the additional information about us described in the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before purchasing our securities.

History and Development of the Company

We commenced our business in mainland China in 2004 through Adlai Nortye Biopharma Co., Ltd., which we refer to as our operating subsidiary in the PRC. We initially focused primarily on generic pharmaceuticals and polypeptide intermediate, until 2016 when our founders, Mr. Yang Lu and Mr. Donghui Yang, led our strategic transition to become a R&D-driven pharmaceutical company, focusing on the discovery and development of innovative cancer therapies.

Our ultimate holding company was incorporated in the Cayman Islands in May 2018 to facilitate offshore financing activities, and our daily operations are conducted primarily through our operating subsidiaries in the United States and mainland China. Between January 2018 and June 2022, Alpine Bioscience Ltd, Adlai Nortye Pte. Ltd., Adlai Nortye (HK) Limited, and Adlai Nortye (Switzerland) AG were incorporated in the British Virgin Islands, Singapore, Hong Kong, and Switzerland as our intermediary holding entities. In March 2019, Adlai Nortye (HK) Limited acquired entire equity interests in Adlai Nortye Biopharma Co., Ltd. from its then shareholders and Adlai Nortye Biopharma Co., Ltd. became a wholly owned subsidiary of our ultimate holding company.

In order to conduct clinical trials in the U.S., Adlai Nortye USA INC was incorporated under the laws of the State of Delaware in the U.S. in January 2018. In June 2022, as a part of a reorganization, Adlai Nortye (Switzerland) AG acquired all its shares and Adlai Nortye USA INC become a wholly owned subsidiary of our ultimate holding company.

The address of our registered office in Cayman Islands and our principal executive office is at c/o PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands. Our telephone number is +1 848-230-7430. The United States and China are two important markets and locations for our operations. In addition to our principal executive office in the Cayman Islands, we also have two regional headquarters at (i) New Jersey Biotechnology Development Center, 685 US Hwy 1, 2nd floor, North Brunswick Township, NJ 08902, the United States and (ii) Building 6 & 8, 1008 Xiangwang Street, Yuhang District, Hangzhou, Zhejiang, the People’s Republic of China. Our agent for service of process in the United States is Cogency Global Inc., with the address at 122 East 42nd Street, 18th Floor, New York, NY 10168.

In September 2023, we became a publicly traded company on the Nasdaq under the symbol “ANL.” Our reports filed with or furnished to the SEC are available on our website at https://www.adlainortye.com as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained on our websites is not a part of this annual report. The SEC maintains a website at http://www.sec.gov that contains reports and other information regarding us and other companies that file materials with the SEC electronically.

Overview

We are a global clinical-stage company at the forefront of discovering and developing innovative cancer therapies. Leveraging our dual R&D presence in the U.S. and China, we are building a robust pipeline of drug candidates focused on two key areas where we believe we can make a significant difference. (1) RAS-targeting therapies: we are tackling RAS-driven cancers with AN9025, an oral pan-RAS(ON) inhibitor, and AN4035, a CEACAM5-targeting ADC delivering a potent pan-RAS(ON) inhibitor directly to tumors. (2) Next-generation cancer immunotherapies: our candidates, AN8025 (a tri-functional fusion protein of αPD-L1 x CD86 variant x LAG3 variant), a T-cell and antigen-presenting cell modulator, and AN4005 (a first-in-class oral small-molecule PD-L1 inhibitor), are designed to activate cancer immunity in novel ways.

Our pipeline

We are advancing a robust pipeline of innovative drug candidates in various stages of development. The following chart provides an overview of the status of our drug candidates:

AN9025

AN9025 is an oral small molecule pan-RAS(ON) inhibitor with best-in-class potential, designed to target a broad spectrum of RAS mutations across various tumor types. Preclinical studies have demonstrated that AN9025 effectively inhibits RAS-mutant cancers with potent and durable efficacy, including pancreatic, lung, and colorectal adenocarcinomas, and shows comparable or superior results relative to a benchmark agent of the same class. The clinical phase I study of AN9025 is currently ongoing.

AN4035

AN4035 is a proprietary CEACAM5-targeting antibody drug conjugate (ADC) designed to deliver potent anti-tumor activity with an improved therapeutic window. It is armed with highly potent pan-RAS(ON) inhibitor payload, which effectively target a broad spectrum of CEACAM5-expressing, RAS-driven cancers. We expect to submit IND in the middle of 2026.

AN8025

AN8025 is a next-generation tri-specific antibody fusion protein derived from an approved αPD-L1 antibody and fused with functionally optimized CD86 variant and LAG3 variant. Designed to modulate T cell and antigen-presenting cell (APC) functions, preclinical studies have demonstrated that AN8025 enhances both the quantity and quality of APCs while also inducing robust PD-L1-dependent T cell activation and anti-tumor efficacy in vivo. The clinical phase I study of AN8025 is currently ongoing.

AN4005

AN4005 is an orally available, small-molecule PD-L1 inhibitor that demonstrates antitumor activity by the blockade of PD-1/PD-L1 interaction. Preliminary results from the Dose-Escalation Phase, presented at SITC 2024, demonstrated that AN4005 exhibits favorable safety and tolerability in patients with advanced tumors. Encouraging preliminary efficacy was observed in a tumor type known to respond to anti-PD-(L)1 therapy. The trial has now advanced to the Expansion Phase, evaluating two doses of AN4005 in checkpoint inhibitor-naïve patients. Proof-of-concept data from the Expansion Phase is expected to be presented in a conference in 2026.

AN0025

AN0025 is a small molecule EP4 antagonist designed to modulate the tumor microenvironment. In the phase Ib study of preoperative AN0025 and radiotherapy/chemoradiotherapy combination in rectum cancer, preliminary efficacy results (20% clinical complete response (cCR) and 16% pathologic complete response (pCR)) are encouraging. ARTEMIS (Augmenting RadioTherapy in REctal Cancer to Minimise Invasive Surgery) phase II study of preoperative AN0025 and radiotherapy/chemoradiotherapy combination in rectum cancer is ongoing. The futility analysis of this Phase 2 study was passed in March 2026 and the topline results are expected in the first half of 2027.

Our company history and team

We rebranded in 2016 as Adlai Nortye Biopharma and began development activities focusing on the discovery and development of innovative cancer therapies, after originally incorporating in 2004. We have assembled an experienced management team consisting of successful entrepreneurs and industry veterans.

Our founder, chief executive officer, and chairman of our board of directors, Mr. Yang Lu is a successful entrepreneur who brings expertise across the domains of business development, operations, and management. Our president and head of research and development, Dr. Archie Tse, previously served as the Chief Scientific Officer, Senior Vice President, Head of Research and Early Clinical Development, and Head of CMC Department of CStone Pharmaceuticals. Before that, Dr. Tse held leadership positions in multinational companies, including MSD and Daiichi-Sankyo.

Since our inception, we have received strong support from our shareholders, including financial investors as well as several industry-leading strategic investors. This investor base is, and we expect will continue to be, aligned with our vision and strategy going forward.

Our differentiated oncology portfolio

AN9025: An Oral Small-Molecule Pan-RAS(ON) Inhibitor

AN9025 is an oral small molecule pan-RAS(ON) inhibitor designed to address a broad range of RAS mutations across multiple tumor types. The clinical phase I study of AN9025 is currently ongoing.

AN9025 demonstrates superior potency compared to a clinical benchmark pan-RAS(ON) inhibitor sharing the same mechanism of action, driving potent and broad-spectrum anti-tumor activity in both in vitro and in vivo models.

AN4035: A Novel CEACAM5 Pan-RAS(ON)i ADC

AN4035 is a proprietary CEACAM5-targeting antibody drug conjugate (ADC) designed to deliver potent anti-tumor activity with an improved therapeutic window. We expect to submit IND in the middle of 2026.

AN4035 targets CEACAM5, an antigen highly overexpressed in lung, pancreatic, and colorectal cancers—tumor types that frequently harbor RAS mutations. AN4035 has a homogeneous DAR 8 and shows excellent DAR stability over human plasma.

AN4035 demonstrates potent, nanomolar to picomolar cytotoxicity across a broad panel of RAS-addicted, CEACAM5-positive cancer cell lines. In addition, AN4035 also exhibits a robust bystander effect in multiple RAS-addicted, CEACAM5-positive cancer cell lines.

AN4035 demonstrated robust anti-tumor activity in multiple CDX and PDX models.

AN8025: A Potential First-in-Class, Multi-Functional T Cell/APC Modulator

AN8025 emerges as a tri-specific antibody fusion protein derived from a clinically validated and approved αPD-L1 antibody, fused with functionally optimized CD86 variant (CD86v) and LAG3 variant (LAG3v) on its C- and N-terminus of heavy chain, respectively. AN8025 leverages the LAG3 component to stimulate the differentiation and maturation of antigen-presenting cells (APCs), while the CD86 and αPD-L1 components synergistically amplify tumor-specific T cell responses. Together, these actions orchestrate a multifaceted enhancement of immune function. The clinical phase I study of AN8025 is currently ongoing.

In vitro, we demonstrated that AN8025 improved the quantity and quality of APCs, compared to an aPD-L1 mAb.

We also demonstrated that AN8025 induced stronger T Cell response than an aPD-L1 mAb and displays PD-L1-dependent T-cell activation. Additionally, this elevated T cell activation is not observed in human primary T cells, where PD-L1 levels are relatively low, unlike the unconditional activation of T cells by the CD28 super-agonist.

In addition, we demonstrated that AN8025 displayed potent antitumor efficacy in syngeneic and humanized mouse tumor models.

Other Pipelines

AN4005: Orally Available, Small-Molecule PD-L1 Inhibitor

AN4005, a drug candidate discovered in-house, is an oral small-molecule PD-L1 inhibitor designed to disrupt the interaction between PD-1 and PD-L1.

AN4005X0101 (NCT04999384) is a Phase I, multi-center, open-label clinical trial study in patients with advanced solid tumors. A traditional ‘3+3’ design was employed for dose escalation, with sentinel patients enrolled at the starting dose of 50 mg BID. As of 14 October 2024, 25 patients with advanced solid tumors in the U.S. and China received AN4005 across six tested dose levels (50 mg BID to 1000 mg QD).

AN4005 was well-tolerated with 20 (80%) patients experienced at least one AN4005-related AE, two (8%) patients experienced Grade 3 AN4005-related AE. No Grade 4 or 5 AN4005-related AEs were observed. 8 (32%) patients experienced 15 serious adverse events (SAEs); 1 (4%) patient experienced 1 SAE assessed by investigator as related to AN4005. Immune-related AEs were reported in two patients (8.3%) and manageable. No patients experienced AEs leading to dose reduction of AN4005. 9 (36%) patients experienced at least 1 AE leading to dose interruption of AN4005. 4 (16%) patients had AE that led to discontinuation of AN4005. No dose-limiting toxicities were observed and the MTD was not reached.

Overall disease control rate was 41.7% (10/24). One patient with high microsatellite instability (MSI-H) colorectal cancer treated at 300 mg QD had a confirmed complete response. Notably, this patient had responded to two prior anti-PD-(L)1 mAbs but was unable to continue intravenous therapy due to the COVID-19 pandemic, highlighting the value of an oral PD-L1 inhibitor. Following the completion of the Dose-Escalation Phase and a preliminary food-effect cohort, the trial has now advanced to the Expansion Phase, evaluating two doses of AN4005 in checkpoint inhibitor-naïve patients. Proof-of-concept data from the Expansion Phase is expected to be presented in a conference in second half of 2026.

AN0025: a tumor microenvironment modulator

AN0025, in-licensed from Eisai, is a small molecule EP4 antagonist designed to modulate the tumor microenvironment. It is designed to block the prostaglandin E2 (“PGE2”)-EP4 signaling pathway to inhibit PGE2-mediated immunosuppression in cancer patients. The development strategy for AN0025 has been adjusted to focus on its use as a chemoradiation modulator. Our approach relies on investigator-initiated studies to generate proof-of-concept (“PoC”) data in a cost-effective manner, with an emphasis on locally advanced rectal cancer and esophageal cancer. This strategic shift aims to optimize resource allocation while advancing clinical validation in key tumor types.

ARTEMIS is a randomized phase II trial for patients with moderate to high-risk rectal cancer where pre-operative chemo-RT is a standard treatment option and suitable for organ preservation. Patients are randomized 1:1 between 1) standard of care long-course chemo-RT (LCCRT) or short-course chemo-RT (SCCRT) based on clinician choice, and 2) standard of care LCCRT or SCCRT based on clinician choice, with the addition of immunotherapy agent AN0025. Both arms will also receive total neoadjuvant treatment (TNT) in the form of FOLFOX or CAPOX, based on clinician choice. The primary endpoint is Clinical Complete Response rate at 6 months post start of radiotherapy. A total of 140 patients will be randomized. The futility analysis of this Phase 2 study was passed in March 2026 and the topline results are expected in the first half of 2027.

Research and development

We believe that R&D is key to driving our therapeutic strategy and maintaining our competitiveness in the biopharmaceutical industry. Our in-house research and development function had 75 members with extensive drug discovery and development experience as of December 31, 2025. Around 84% of our research and development team members have master or doctorate degrees in biology or chemistry related majors. Leveraging our strong research and development capabilities, we have developed a pipeline with significant potential.

Competition

The pharmaceutical and biopharmaceutical industries are highly competitive and subject to rapid and significant change. While we believe that our pipeline of innovative drug candidates in clinical and preclinical trials, strong R&D capability, integrated platform and cohesive leadership team provide us with competitive advantages, we face potential competition from many different sources working to develop therapies targeting the same indications against which we develop our drug candidates, in particular in the RAS-targeting therapies. These include major pharmaceutical companies as well as specialty pharmaceutical and biotechnology companies, academic institutions, government agencies, and research institutions. Any drug candidates that we successfully develop and commercialize will compete with existing drugs and with any new drugs that may become available in the future.

 License and collaboration agreements

Collaboration with ASK Pharm

On December 29, 2025, we entered into a collaboration agreement with ASK Pharm, a research-based pharmaceutical enterprise established in 2003, specializing in digestive disease, multidrug resistant infection, oncology and chronic disease areas, with respect to proprietary pan-RAS (ON) inhibitor AN9025.

Under the terms of the agreement, ASK Pharm will obtain exclusive rights to develop, manufacture, and commercialize AN9025 in mainland China, Hong Kong and Macao (the “Licensed Territory”). Adlai Nortye will retain worldwide rights to the compound excluding the Licensed Territory. Adlai Nortye is eligible to receive total consideration of up to RMB 1.6 billion (approximately USD 230 million), including an upfront payment and near-term milestone payments exceeding USD 20 million, plus tiered royalties ranging from a high single-digit to mid-teens percentage of net product sales in the Licensed Territory.

Collaboration with Biotime

On November 15, 2021, we entered into a collaboration agreement with Xiamen Biotime Biotechnology Co. Ltd (“Biotime”), a biotechnology company established in 2008, focusing on the R&D, manufacturing, and commercialization of in vitro diagnostic devices and reagents, with respect to five products, namely our drug candidates AN4005 and AN3025, and three other early-stage programs not included in our pipeline. Under this agreement, we assigned to Biotime a list of patents and related research material, know-how, and research results generated through studies of the five products to engage in preclinical and clinical development, registration, manufacturing, and commercialization of (a) AN4005 and AN3025 in China, and (b) three early-stage programs globally.

Under this agreement, Biotime is obligated to pay an aggregated down payment of up to RMB295.0 million (approximately US$46.0 million, based on the conversion rate of RMB6.4508 to US$1.00, which was the average daily exchange rate for the year ended December 31, 2021) in relation to the patents, patent applications, know-how, data, and information of the five products. Biotime also agreed to make milestone payments in the aggregate amount of RMB835.0 million (approximately US$129.0 million, based on the conversion rate of RMB6.4508 to US$1.00, which was the average daily exchange rate for the year ended December 31, 2021) conditioned upon the achievement of certain development and sales targets. Additionally, Biotime also agrees to make payments at remuneration rates ranging from mid-single digits to mid-teens depending on the net sales of the products. Biotime has made down payments totaling RMB295.0 million (approximately US$46.0 million) to us.

Unless terminated earlier, the term of the agreement will continue in full force and effect. Each party enjoys customary termination rights such as the right to terminate for the other party’s material breach. Specifically, Biotime is entitled to suspend performance of the agreement or terminate the agreement if we make any materially false or misleading statement that causes Biotime to not be able to perform its obligations under the agreement.

Collaboration with WuXi Biologics

On September 6, 2021, we entered into a worldwide license agreement with WuXi Biologics Ireland Limited (“WuXi Biologics”), pursuant to which WuXi Biologics granted us a non-exclusive license to certain of its proprietary anti-PD-L1 monoclonal antibody-related technologies. Under the agreement, we are entitled to use the licensed technology to research, develop, manufacture and commercialize products comprising multifunctional antibodies generated based on such technology within the field of prevention, diagnosis and/or treatment of human diseases or conditions worldwide.

Under the terms of the agreement, WuXi Biologics is entitled to receive an upfront payment and is eligible to receive up to $86.75 million in aggregate development, regulatory and commercial milestone payments, as well as tiered royalties ranging from the low- to mid-single-digit percentage on net sales of licensed products.

Collaboration with Eisai

In January 2018, we entered into a license agreement (the “Eisai Agreement”) with Eisai Co, Ltd. (“Eisai”), concerning the products containing the compound formerly referred to as E7046 (renamed as AN0025), an EP4 antagonist, including its therapeutically-active metabolites and prodrugs (the “Eisai Licensed Products”). Pursuant to the Eisai Agreement, we obtained exclusive, sub-licensable rights and license to research, develop, manufacture, and commercialize the Eisai Licensed Products in any and all preventative, therapeutic, and/or diagnostic uses in human (the “Eisai Licensed Field”), worldwide excluding Japan, Korea, Taiwan, Thailand, India, Philippines, Indonesia, Singapore, Malaysia, Vietnam, Myanmar, Laos, and Cambodia (the “Eisai Licensed Territory”). In addition, Eisai obtained exclusive, sub-licensable rights and license under our technology invented or created under this agreement to research, develop, manufacture, and commercialize the Eisai Licensed Products outside the Eisai Licensed Territory.

Pursuant to the Eisai Agreement, we will be solely responsible for the development of Eisai Licensed Products in the Eisai Licensed Field in the Eisai Licensed Territory, and shall use commercially reasonable efforts to complete the Development Plan (as defined below) and submit for regulatory approval in specified major countries. We have formulated a high-level development plan for AN0025 towards regulatory approval (the “Development Plan”) which was included as part of the Eisai Agreement. According to the Development Plan, (i) after analysis of available clinical data from the Phase I study (monotherapy and combination with chemo-radiotherapy), we can move to multiple, small scale Phase I/II studies in the U.S. to evaluate new combination therapies in ICI sensitive tumor types; (ii) we can also conduct novel study design to combine the molecule with anti-PD-1 in both PD-1 naïve and PD-1 failed patient populations; (iii) we can have early interaction with health authorities to help future registration study design and work closely with experienced KOLs to identify potential registration opportunities. Our recent development plan of AN0025 was in line with the Development Plan under the Eisai Agreement. We will bear all the costs and expenses associated with the development of the Eisai Licensed Products. In addition, we are solely responsible for sourcing the manufacturing and supplying of, and all commercialization activities for the Eisai Licensed Products in the Eisai Licensed Territory. Eisai is obliged to provide reasonable assistance to facilitate the transfer of development, manufacturing, and commercialization responsibilities to us as we request.

Under the Eisai Agreement, Eisai and we have established a joint development committee (the “JDC”) to implement and oversee the development activities in the Eisai Licensed Field in the Eisai Licensed Territory and to serve as a forum for exchanging data, information and strategy regarding the Eisai Licensed Products. The JDC has equal representation from each party with a chairperson designated by us, and it shall take actions by simple majority vote with each representative having one vote. If the JDC cannot reach agreement on a matter within a specified period, such matter should be elevated to C-level executive officers of both parties; if such matter is still unresolved within a specified period after the elevation, the chairperson designated by us shall have the controlling vote unless such matter involves an amendment of the Development Plan. In accordance with the Eisai Agreement, neither us nor Eisai is allowed to directly or indirectly make, market, promote, sell, offer for sale, import, export, or commercialize any competitive product in the Eisai Licensed Field, or in-license or otherwise acquire any competitive product in the Eisai Licensed Field in the Eisai Licensed Territory.

For the period of time commencing with enrollment of the first five patients in a Phase III clinical trial for the Eisai Licensed Products pursuant to the Development Plan and ending 90 days following the completing of such Phase III clinical trial, Eisai has the option, by written notice, to notify us that it is interested in re-acquiring the rights to develop, manufacture, and commercialize the Eisai Licensed Products in the Eisai Licensed Territory. Upon receipt of the notice, we will negotiate with Eisai on an exclusive basis for up to 90 days in good faith with regard to the terms of Eisai’s exercising of its option at a fair market value.

In accordance with the terms of the Eisai Agreement, Eisai would be eligible to receive a series of payments from us, comprising an upfront payment, milestone payments, royalty payments, and, if any, sublicense remuneration payments. In terms of the upfront payment, we shall pay to Eisai an amount up to US$6.0 million, and such amount has been paid by us in May and June 2018. Moreover, under the Eisai Agreement, we are obliged to pay to Eisai milestone payments up to an aggregate amount of approximately US$367 million upon (i) the first achievement of the net sales target of Eisai Licensed Products in a rolling 12-month period; and (ii) the achievement of development milestones, including dosing of the first patient in various clinical trial stages for Eisai Licensed Products, submission of NDA or marketing authorization applications and receipt of regulatory approval for various indications. As of August 31, 2022, we had made milestone payments of US$4.0 million.

Under the Eisai Agreement, during the applicable royalty term, we will also pay royalties based on annual net sales of Eisai Licensed Products in the Eisai Licensed Territory at progressive rates ranging from low-teens to high-teens. Currently, we do not owe any royalty payments to Eisai. The royalty term continues on a country- by-country and product-by-product basis with each such royalty term commencing on the first commercial sale in such country until the latest of (i) expiration of the last-to-expire licensed patent that contains a valid claim in such country, (ii) the tenth anniversary of the date of first commercial sale of such Eisai Licensed Product in such country, or (iii) expiration of regulatory exclusivity for such Eisai Licensed Product in such country, provided that with respect to an Eisai Licensed Product being commercialized in certain major countries, the royalty term shall continue in all these countries until expiration of the last-to-expire licensed patent that contains a valid claim in these countries.

In addition, under the Eisai Agreement, if we sublicense our rights and license to a third party, we shall pay to Eisai sublicense remuneration payments at remuneration rates ranging from low-teens to mid-twenties depending on the sublicense conclusion dates. Currently, we do not owe any sublicense remuneration payments to Eisai.

Unless terminated earlier, the Eisai Agreement will continue in full force and effect on a product-by- product and country-by-country basis until (i) the expiration of the royalty term in a country if a product is commercialized within 15 years of the date of the Eisai Agreement, or (ii) the 15th anniversary of this Eisai Agreement if there has not been a first commercial sale of a product in a country within 15 years of the date of the Eisai Agreement. After expiration of the Eisai Agreement, on a product-by-product, country-by- country basis, the rights and licenses granted to us or Eisai thereunder will become irrevocable, non-exclusive, royalty-free, fully paid-up, and non-terminable. The Eisai Agreement can be early terminated by either party because of the other party’s uncured material breach, bankruptcy-related events, or proceedings, or patent challenge. We may terminate this agreement if competent regulatory authority in certain major countries decides to preclude clinical use of the Eisai Licensed Products on grounds of safety. This agreement may also be terminated by Eisai if we do not use commercially reasonable efforts to perform our obligations as per the Development Plan and achieve regulatory and commercial milestones under the Eisai Agreement and the JDC fails to resolve such issue.

Intellectual property

Intellectual property, including patents, trade secrets, trademarks, and copyrights, is critical to our business. Our future commercial success depends, in part, on our ability to obtain and maintain patent and other intellectual property and proprietary protections for commercially important technologies, inventions, and know-how related to our business; defend and enforce our patents; preserve the confidentiality of our trade secrets; and operate without infringing, misappropriating, or otherwise violating the valid, enforceable intellectual property rights of third parties.

We have a global portfolio of patents to protect our drug candidates and technologies. As of December 31, 2025, we owned or had exclusive license rights to (i) 98 granted patents and 118 pending patent applications in jurisdictions such as the U.S., EPO, mainland China, Japan, South Korea, Canada, Australia, Taiwan, Mexico, and Brazil, and (ii) 14 patent applications under the PCT that has not been nationalized.

The patent portfolios for our clinical stage lead product and other products as of December 31, 2025 are summarized below:

●	AN8025: As of December 31, 2025, we held 17 pending patent applications directed to AN8025 compound, including in the U.S., EPO, China, Japan, South Korea, Canada and Australia. The expiration date is expected to be 2043, without taking into account of any patent term extensions.

●	AN9025: As of December 31, 2025, we held 3 pending patent applications directed to AN9025 compound, including one in China, one in Taiwan, and one PCT application that we plan to nationalize the PCT application in main jurisdictions such as the U.S., EPO, China, Japan, South Korea, Canada and Australia, etc. before the deadline. The expiration date is expected to be 2045, without taking into account of any patent term extensions.

●	AN4005: As of December 31, 2025, we held 7 granted patents, including in Japan, Australia, Mexico and Brazil, and 10 pending patent applications in jurisdictions including the U.S., EPO, Canada, New Zealand, South Korea, Singapore and Israel. The expiration date is expected to be 2040, without taking into account of any patent term extensions.

●	AN0025: As of December 31, 2025, we in-licensed 44 granted patents, including four in the U.S., two in EPO, two in China, and 36 in other jurisdictions, including Canada and Australia, and one pending patent applications directed to AN0025. The expected expiration date of granted patents directed to the potential approved use of the compound is 2036, taking into account of the possible 5-year patent term extensions in jurisdictions where patent term extension is available, including but not limited to the U.S., Europe, and China. The term of patent extension in each jurisdiction is estimated based on the patent filing date, the patent grant date, the IND enabling date, the estimated NDA date, and FDA/EMA/NMPA approval date according to relevant regulations in each jurisdiction. Further to the in-licensed patents, we also filed one PCT patent applications directed to a new formulation of AN0025 which has been nationalized in 19 countries/territories including United States, EPO, Mainland China, Japan, South Korean, Canada, Australia and Mexico.

Product	Scope of patent protection	Jurisdiction	Status	Applicant	Patent Expiration(1)	Our Rights
AN8025	Directed to compound	United States, EPO, Mainland China, Japan, Others(2)	Pending	Our Group	—	Ownership
AN9025	Directed to compound	PCT Mainland China, Taiwan	Pending	Our Group	—	Ownership
AN4005	Directed to compound	Japan Australia Mexico Brazil Russia United States EPO Others(3)	Granted Pending	Our Group	—	Ownership
AN0025	Directed to	United States	Pending	Our Group	—	Ownership
	formulation	EPO
		Mainland China
		Japan
		Others(4)
		Russia	Granted		2043
	Directed to	United States	Granted	Eisai	2035	Exclusive
	combination	Mainland China			2035
	therapy	Australia			2035
		Others(5)			2035
		EPO	Pending
	Directed to	United States	Granted	Eisai	2031	Exclusive
	compound	EPO			2031
		Mainland China			2031
		Australia			2031
		Others(6)			2031
AN4005	Directed to compound	United States, EPO, Mainland China, Japan, Taiwan	Pending	Our Group	—	Ownership

Abbreviation: PCT = Patent Cooperation Treaty

Notes:

(1)	Patent expiration year is estimated based on current filing status, without taking into account any possible patent term adjustments or extensions and assuming payment of all appropriate maintenance, renewal, annuity, and other government fees. Patent term extension is available in certain jurisdictions, such as in the U.S., Europe, and China. The patent term restored under patent term extension is estimated based on various factors in different jurisdictions, and subject to limitations. For example, in the U.S., the maximum extension that can be obtained for a patent is limited to five years, and the total remaining patent term (with PTE) is limited to fourteen years from the date of product approval by the FDA. The patent expiration date in the table is obtained from the commercial database of Patsnap.

(2)	13 countries and/or territories, including Canada, Australia, New Zealand, South Korea, and Singapore.

(3)	8 countries and/or territories, including Canada, New Zealand, South Korea, Singapore and Israel.

(4)	14 other countries including Canada, Australia, New Zealand, South Korea, and Singapore.

(5)	6 countries, including Canada, Brazil, Israel, Russia and Mexico. Patent applications of combination therapy is pending in EPO.

(6)	28 countries and/or territories, including Canada, New Zealand, and Hong Kong.

The term of individual patents may vary based on the jurisdictions in which they are granted. In most jurisdictions in which we file patent applications, including the U.S. and China, the term of an issued patent is generally 20 years from the filing date of the earliest non-provisional patent application to which the patent claims priority. In the United States and China, a patent’s term may be extended or adjusted to account for administrative delays during prosecution by the patent offices, in excess of a patent applicant’s own delays during the prosecution process.

In addition, with respect to any issued patents in the U.S., Europe, and China, we may be entitled to an extension of the patent term for up to five years, provided we meet the applicable requirements for obtaining such patent term extensions. For example, in the U.S., we may apply for a patent term extension of up to five years as compensation for the patent term lost during clinical trials and the FDA regulatory review process under the Hatch-Waxman Amendments. The exact duration of the extension depends on the time we spend in clinical studies, as well as getting an NDA or BLA approval from the FDA. However, a patent term extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval. In addition, a patent may only be extended once, and only those claims covering the approved drug, a method for using it, or a method for manufacturing it may be extended. Furthermore, a new chemical entity is granted five years of data exclusivity and a reference biological product is granted 12 years of data exclusivity from the time of first licensure of the product, and the FDA will not accept an application for a biosimilar or interchangeable product based on the reference biological product until four years after the date of first licensure of the reference product. In certain other foreign jurisdictions, similar extensions as compensation for regulatory delays are also available.

We conduct our business under the brand name “Adlai Nortye” or “阿諾医药.” As of December 31, 2025, we had registered 88 trademarks in total. Among them, we registered 21 “Adlai Nortye” or “阿諾医药” trademarks in mainland China, five in Hong Kong, one in Macau, one in Taiwan. We had also registered the “Adlai Nortye” in other twelve jurisdictions including the U.S., Canada, Europe, U.K., Australia, Japan, and South Korea, all of which have been successfully registered. As of December 31, 2025, we were also the registered owner of one domain name.

Pursuant to the license and collaboration agreements we entered into with our collaborators, we were granted certain exclusive licenses to develop and commercialize our drug candidates, including AN0025. For more details, please see the paragraphs headed “— License and collaboration agreements” in this section.

As of December 31, 2025, we had not been involved in any proceedings in respect of, and we had not received notice of any claims of infringement, misappropriation, or other violations of third-party intellectual property and we are not involved in any proceedings in respect of any intellectual property rights that may be threatened or pending and that may have an influence on its research and development for any drug candidates in which we may be a claimant or a respondent.

Manufacturing and supply

Our CMC capability includes the following functions: (i) chemical process: our chemical process team focuses on developing and synthesizing active pharmaceutical ingredient (“API”), expediting scale up of compound for early developmental activities in drug safety and pharmaceutical sciences, and fulfilling in a timely and efficient manner the requests for drug substance supply to support preclinical and clinical studies; (ii)formulation development: our formulation development team focuses on developing dosage forms of toxicology evaluations and preclinical and clinical trials, evaluating the physicochemical properties and bioavailability of compounds; (iii) analytical sciences: our analytical science team implements a science- driven, clinical and commercial production oriented approach to the development and application of both classic and state-of-the-art analytical techniques and tools throughout the life cycle of each of our drug candidates, including but not limited to development and validation of analytical methods for API and drug product, technical transfer of process and analytical methods, establishment of specifications, testing and releasing of each batch of API and drug products to be used in preclinical and clinical studies; and (iv) quality control and assurance: with well-documented and comprehensive quality system, the quality control and assurance team is responsible for testing and verifying the product quality with predefined standards in effort to assure the quality of all the batches, manufactured at every stage of manufacturing/processing API and drug products.

Manufacturing

We currently work with qualified CMOs to manufacture and test drug candidates for preclinical and clinical supply. In the near future, we plan to continue outsourcing the manufacturing of our drug candidates, including commercial-scale manufacturing of any approved drugs, to industry-leading, highly reputable, and qualified CMOs/CDMOs globally and in China. We have adopted, and plan to continue to implement, robust procedures in effort to ensure that the production qualifications, facilities, and processes of our CMOs/ CDMOs comply with the applicable regulatory requirements and our internal guidelines and quality standards.

We may also engage additional qualified CMOs/CDMOs in the future to help ensure that we will have sufficient supply of drug candidates for our clinical trials as well as for the commercial sales of our approved drugs. When selecting CMOs/CDMOs, we plan to focus on their qualifications, relevant expertise, production capacity, reputation, track record, product quality, and production cost.

Raw materials and suppliers

We purchase raw materials and equipment for the development of our drug candidates from qualified suppliers. We also work with qualified CROs and CMOs to manage and conduct preclinical and clinical studies and of our pipeline candidates, as well as the manufacturing activities, in China and the United States. Our purchases mainly include licensor, third-party contracting services for research and development of our drug candidates, and manufacturing of certain drug substances for clinical supply, as well as raw materials, consumables, machines, and equipment.

In addition, we believe that adequate alternative sources for such supplies exist and we have developed alternative sourcing strategies for these supplies. We intend to establish necessary relationships with alternative sources based on supply continuity risk assessment. Other than the agreements with certain CROs, we order supplies and services on a purchase order basis and do not enter into long-term dedicated capacity or minimum supply arrangements.

Recent Developments

February 2026 Private Placement

On February 1, 2026 and February 2, 2026, we entered into securities purchase agreements with certain investors, pursuant to which the Company agreed to sell and issue in a private investment in public equity financing (the “February 2026 Private Placement”) an aggregate of 64,615,386 Class A ordinary shares of the Company (equivalent of 21,538,462 American Depositary Shares, each representing 3 Class A ordinary shares), at a price of $2.1667 per Class A ordinary shares (equivalent of $6.50 per ADS), for aggregate gross proceeds of approximately $140.0 million.

April 2026 Private Placement

On April 16, 2026, we entered into securities purchase agreements with certain investors, pursuant to which the Company agreed to sell and issue in a private investment in public equity financing (the “April 2026 Private Placement”) an aggregate of 33,962,241 Class A ordinary shares of the Company (equivalent of 11,320,747 American Depositary Shares, each representing 3 Class A ordinary shares), at a price of $4.4167 per Class A ordinary shares (equivalent of $13.25 per ADS), for aggregate gross proceeds of approximately $150.0 million.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. However, we have elected to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted for public companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of the initial public offering pursuant to an effective registration statement under the Securities Act; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

The Nasdaq listing rules provide that a foreign private issuer may follow the practices of its home country, which for us is the Cayman Islands, rather than the Nasdaq rules as to certain corporate governance requirements, including the requirement that the issuer have a majority of independent directors, the audit committee, compensation committee, and nominating and corporate governance committee requirements, the requirement to disclose third-party director and nominee compensation, and the requirement to distribute annual and interim reports. A foreign private issuer that follows a home country practice in lieu of one or more of the listing rules is required to disclose in its annual reports filed with the SEC each requirement that it does not follow and describe the home country practice followed by the issuer in lieu of such requirements. Although we do not currently intend to take advantage of these exceptions to the Nasdaq corporate governance rules, we may in the future take advantage of one or more of these exemptions.

Corporate Information

We commenced our business in mainland China in 2004 through Adlai Nortye Biopharma Co., Ltd., which we refer to as our operating subsidiary in the PRC. We initially focused primarily on generic pharmaceuticals and polypeptide intermediate, until 2016 when our founders, Mr. Yang Lu and Mr. Donghui Yang, led our strategic transition to become a R&D-driven pharmaceutical company, focusing on the discovery and development of innovative cancer therapies.

Our ultimate holding company was incorporated in the Cayman Islands in May 2018 to facilitate offshore financing activities, and our daily operations are conducted primarily through our operating subsidiaries in the United States and mainland China. Between January 2018 and June 2022, Alpine Bioscience Ltd, Adlai Nortye Pte. Ltd., Adlai Nortye (HK) Limited, and Adlai Nortye (Switzerland) AG were incorporated in the British Virgin Islands, Singapore, Hong Kong, and Switzerland as our intermediary holding entities. In March 2019, Adlai Nortye (HK) Limited acquired entire equity interests in Adlai Nortye Biopharma Co., Ltd. from its then shareholders and Adlai Nortye Biopharma Co., Ltd. became a wholly owned subsidiary of our ultimate holding company.

In order to conduct clinical trials in the U.S., Adlai Nortye USA INC was incorporated under the laws of the State of Delaware in the U.S. in January 2018. In June 2022, as a part of a reorganization, Adlai Nortye (Switzerland) AG acquired all its shares and Adlai Nortye USA INC become a wholly owned subsidiary of our ultimate holding company.

The address of our registered office in Cayman Islands and our principal executive office is at c/o PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands. Our telephone number is +1 848-230-7430. The United States and China are two important markets and locations for our operations. In addition to our principal executive office in the Cayman Islands, we also have two regional headquarters at (i) New Jersey Biotechnology Development Center, 685 US Hwy 1, 2nd floor, North Brunswick Township, NJ 08902, the United States and (ii) Building 6 & 8, 1008 Xiangwang Street, Yuhang District, Hangzhou, Zhejiang, the People’s Republic of China. Service of process in the United States can be delivered to us at Adlai Nortye USA Inc. 685 US Highway 1, North Brunswick Township, NJ 08902, telephone: +1 848 230 7430.

In September 2023, we became a publicly traded company on the Nasdaq under the symbol “ANL.” Our reports filed with or furnished to the SEC are available on our website at https://www.adlainortye.com as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained on our websites is not a part of this annual report. The SEC maintains a website at http://www.sec.gov that contains reports and other information regarding us and other companies that file materials with the SEC electronically.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under the heading “Item 3. Key Information—3.D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2025, or any updates in our reports on Form 6-K, together with all of the other information appearing in, or incorporated by reference into, under the Exchange Act that are incorporated herein by reference into, this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The sale of a substantial amount of our ADSs by the selling shareholders in the public market could adversely affect the prevailing market price of our Class A Ordinary Shares.

We are registering for resale by selling shareholders of up to 98,577,627 Class A Ordinary Shares (represented by 32,859,209 American Depositary Shares). Sales of substantial amounts of our ADSs in the public market, or the perception that such sales might occur, could adversely affect the market price of our ADSs. We cannot predict if and when the selling shareholders may sell such ADSs in the public market.

The sale or availability for sale of substantial amounts of our ADSs could adversely affect their market price.

Sales of substantial amounts of our ADSs in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our ADSs and could materially impair our ability to raise capital through equity offerings in the future. The ADSs sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements, if any. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our ADSs. See “Plan of Distribution” for a more detailed description of the restrictions on selling our securities after this offering.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may from time to time, in one or more offerings, offer and sell up to US$600,000,000 of Class A ordinary shares, par value US$0.0001 per share (“Ordinary Shares”), including Ordinary Shares represented by American Depositary Shares (“ADSs”) , each representing 3 Ordinary Shares, debt securities, warrants, rights, and units, or any combination thereof, together or separately as described in this prospectus (as may be detailed in a prospectus supplement). The selling shareholders may sell from time to time in one or more offerings, offer and sell up to 98,577,627 Class A Ordinary Shares (represented by 32,859,209 American Depositary Shares). The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. See “Plan of Distribution.” We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in any prospectus supplement, we currently intend to use the net proceeds from the sale of our securities offered under this prospectus for general corporate purposes, which may include capital expenditures, working capital, and other business opportunities.

We will not receive any proceeds from the sale of any securities by the selling shareholders. The selling shareholders will receive all of the net proceeds from the sale of any securities offered by them under this prospectus. The selling shareholders will bear any underwriting discounts and commission and expenses incurred by them for brokerage, accounting, tax, legal services or any other expenses incurred by the selling shareholders in disposing of these securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus.

DESCRIPTION OF SHARE CAPITAL

American depositary shares (“ADSs”), each of which represents three Class A ordinary shares of Adlai Nortye Ltd. (“we,” “us,” “our company,” or “our”), are listed and traded on the Nasdaq Stock Market and the Class A ordinary shares are registered under Section 12(b) of the Exchange Act. This exhibit contains a description of the rights of (1) the holders of Class A ordinary shares and (2) the holders of ADSs. Class A ordinary shares underlying the ADSs are held by The Bank of New York Mellon, as depositary, and holders of ADSs will not be treated as holders of Class A ordinary shares.

Our Seventh Amended and Restated Memorandum and Articles of Association

The following are summaries of material provisions of our Seventh Amended and Restated Memorandum and Articles of Association and the Companies Act insofar as they relate to the material terms of our ordinary shares and warrants.

Description of Class A Ordinary Shares

The following is a summary of material provisions of our currently effective Seventh Amended and Restated Memorandum and Articles of Association (the “Articles”) as well as the Companies Act (As Revised) of the Cayman Islands (the “Companies Act”) insofar as they relate to the material terms of our Class A ordinary shares. As it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire Articles, which has been filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to our registration statement on Form F-1 (File No. 333-273465), as amended, initially filed on July 27, 2023.

Type and Class of Securities.

Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares and holders of Class B ordinary shares have the same rights except for voting and conversion rights. The par value of Class A ordinary shares is US$0.0001 per share. Our Class A ordinary shares are issued in registered form and are issued when registered in our register of members. We will not issue shares to bearer. Our shareholders who are not Cayman Islands residents may freely hold and vote their shares.

Limitations or Qualifications.

We have adopted a dual-class voting structure such that our ordinary shares consist of Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and our Class B ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by our shareholders at any general meeting of our company. Each Class A ordinary share shall be entitled to one vote, and each Class B ordinary share shall be entitled to fifteen votes, on all matters subject to a vote at general meetings of our company. Due to the additional votes attached to the Class B ordinary shares, the voting power of the Class A ordinary shares may be materially limited. Each Class B ordinary share is convertible into one Class A ordinary share at any time at the option of the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of any Class B ordinary shares by a holder to any person who is not the founder or an affiliate of the founder, or upon a change of ultimate beneficial ownership of any Class B ordinary share to any person who is not the founder or an affiliate of the founder, such Class B ordinary shares shall be automatically and immediately converted into the same number of Class A ordinary shares.

Rights of Class A Ordinary Shares.

Ordinary shares. Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and Class B ordinary shares will have the same rights except for voting and conversion rights. Each Class A ordinary share shall entitle the holder thereof to one vote on all matters subject to vote at our general meetings, and each Class B ordinary share shall entitle the holder thereof to fifteen votes on all matters subject to vote at our general meetings. Our ordinary shares are issued in registered form and are issued when registered in our register of members.

Conversion. Each Class B ordinary share is convertible into one Class A ordinary share at any time at the option of the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Any number of Class B ordinary shares held by a holder thereof will be automatically and immediately converted into an equal number of Class A ordinary shares upon the occurrence of (1) any sale, transfer, assignment or disposition of any Class B ordinary shares by the holder thereof to any person that is not the founder or an affiliate of the founder, or (2) upon a change of ultimate beneficial ownership of any Class B ordinary share to any person that is not the founder or an affiliate of the founder.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors or declared by our shareholders by ordinary resolution (provided that no dividend may be declared by our shareholders which exceeds the amount recommended by our directors). Our Articles provide that dividends may be declared and paid out of our lawfully available funds. Under the laws of the Cayman Islands, our company may pay a dividend out of either profits or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting rights. Voting at any meeting of shareholders is by a poll save that the chairman of the meeting may, in good faith, allow a resolution which relates purely to a procedural or administrative matter to be voted on by a show of hands. With respect to all matters subject to a shareholders’ vote, on a show of hands every shareholder present at the meeting shall each have one vote, and on a poll, every shareholder present at the meeting shall have one vote for each Class A ordinary share, and fifteen votes for each Class B ordinary share, voting together as one class on all matters submitted to a vote by our shareholders at any general meeting.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding and issued ordinary shares cast at a meeting. A special resolution will be required for important matters such as making changes to our Articles.

General meetings of shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Articles provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or a majority of our board of directors (acting by a resolution of our board of directors). Advance notice of at least seven calendar days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of one or more shareholder present in person or by proxy, holding shares which carry in aggregate not less than one-third of all votes attaching to our issued and outstanding shares entitled to attend and vote at the general meeting.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Articles provide that upon the requisition of any one or more of our shareholders who together hold shares which carry in aggregate not less than 10% of all votes attaching to the issued and outstanding shares of our company entitled to attend and vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our Articles do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of ordinary shares. Subject to the restrictions set out in our Articles as set out below, any of our shareholders may transfer all or any of her or his ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the Nasdaq Stock Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer, they shall, within one calendar month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of the Nasdaq Stock Market, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 calendar days in any calendar year as our board may determine.

Liquidation. On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by a special resolution of our shareholders. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares issued and outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Inspection of books and records. Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (save for our register of mortgages and charges, our memorandum and articles of association and special resolutions of our shareholders). However, we will provide our shareholders with annual audited financial statements.

Requirements to Change the Rights of Holders of Class A Ordinary Shares

Variations of rights of shares. If at any time, our share capital is divided into different classes of shares, the rights attached to any class may be materially adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to such existing class of shares or the redemption or purchase of any shares of any class by the company.

Provisions Affecting Any Change of Control

Anti-takeover provisions. Some provisions of our Articles may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Articles for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Differences Between the Law of Different Jurisdictions

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and, accordingly, there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the surviving or consolidated company, a declaration as to the assets and liabilities of each constituent company, and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least 90% of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation; provided that the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement; provided that the arrangement is approved by (a) 75% in value of shareholders or class of shareholders, as the case may be, or (b) a majority in number of the creditors or each class of creditors, as the case may be, with whom the arrangement is to be made, that are, in each case, present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of directors and executive officers and limitation of liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Articles provide that we shall indemnify our directors and officers, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ fiduciary duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved toward an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder action by written consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our Articles provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders; provided that it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Articles allow any one or more of our shareholders holding shares which carry in aggregate not less than 10% of the total number votes attaching to all issued and outstanding shares of our company as of the date of the deposit that are entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our Articles do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Articles, directors may be removed by an ordinary resolution of our shareholders or by the Board. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. In addition, a director will also cease to be a director if he (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing; (iv) without special leave of absence from our board, is absent from meetings of our board for three consecutive meetings and our board resolves that his office be vacated; or (v) is removed from office pursuant to any other provision of our articles of association.

Transactions with interested shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of our company are required to comply with fiduciary duties which they owe to our company under Cayman Islands laws, including the duty to ensure that, in their opinion, any such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Restructuring. A company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company:

(a)	is or is likely to become unable to pay its debts; and

(b)	intends to present a compromise or arrangement to its creditors (or classes thereof) either pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring.

The Grand Court may, among other things, make an order appointing a restructuring officer upon hearing of such petition, with such powers and to carry out such functions as the court may order. At any time (i) after the presentation of a petition for the appointment of a restructuring officer but before an order for the appointment of a restructuring officer has been made, and (ii) when an order for the appointment of a restructuring officer is made, until such order has been discharged, no suit, action or other proceedings (other than criminal proceedings) shall be proceeded with or commenced against the company, no resolution to wind up the company shall be passed, and no winding up petition may be presented against the company, except with the leave of the court. However, notwithstanding the presentation of a petition for the appointment of a restructuring officer or the appointment of a restructuring officer, a creditor who has security over the whole or part of the assets of the company is entitled to enforce the security without the leave of the court and without reference to the restructuring officer appointed.

Dissolution; winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by either an order of the courts of the Cayman Islands or by the board of directors.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of rights of shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Articles, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be materially adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Amendment of governing documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our Articles, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of non-resident or foreign shareholders. There are no limitations imposed by our Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Articles that require our company to disclose shareholder ownership above any particular ownership threshold.

Changes in Capital

We may from time to time by ordinary resolution in accordance with the Companies Act:

●	increase our capital by such sum, to be divided into shares of such amounts, as the resolution shall prescribe;

●	consolidate and divide all or any of our share capital into shares of larger amounts than our existing shares;

●	cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled subject to the provisions of the Companies Act;

●	sub-divide our shares or any of them into shares of smaller amount than is fixed by our Articles, subject nevertheless to the Companies Act; and

●	divide shares into several classes and without prejudice to any special rights previously conferred on the holders of existing shares, attach to the shares respectively any preferential, deferred, qualified or special rights, privileges, conditions or such restrictions that in the absence of any such determination in a general meeting may be determined by our directors.

We may, by special resolution, subject to any confirmation or consent required by the Companies Act, reduce our share capital or any capital redemption reserve in any manner authorized by law.

DESCRIPTION OF ORDINARY SHARES

We may issue our ordinary shares either alone or underlying other securities convertible into or exercisable or exchangeable for our ordinary shares.

Holders of our ordinary shares are entitled to certain rights and subject to certain conditions as set forth in our seventh amended and restated memorandum and articles of association and the Companies Act. See “Description of Share Capital.”

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADS will represent three Class A ordinary shares (or a right to receive three Class A ordinary shares) deposited with The Hong Kong and Shanghai Banking Corporation Limited, as custodian for the depositary in Hong Kong. Each ADS will also represent any other securities, cash or other property that may be held by the depositary. The deposited shares, together with any other securities, cash or other property held by the depositary, are referred to as the deposited securities. The depositary’s office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the Class A ordinary shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR, which contains the terms of your ADSs. The deposit agreement has been filed with the SEC as an exhibit to our registration statement on Form F-1 (File No. 333- 273465), as amended, initially filed with the SEC on July 27, 2023. The form of ADR is included in the deposit agreement.

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of Class A ordinary shares your ADSs represent.

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the Class A ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Taxation.” The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

Shares. The depositary may distribute additional ADSs representing any Class A ordinary shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell Class A ordinary shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new Class A ordinary shares. The depositary may sell a portion of the distributed Class A ordinary shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares. If we offer holders of our Class A ordinary shares any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of Class A ordinary shares, new ADSs representing the new Class A ordinary shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits Class A ordinary shares or evidence of rights to receive Class A ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the Class A ordinary shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and the provisions of our memorandum and articles of association or similar documents, to vote or to have its agents vote the Class A ordinary shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you will not be able to exercise voting rights unless you surrender your ADSs and withdraw the Class A ordinary shares. However, you may not know about the meeting enough in advance to withdraw the Class A ordinary shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the Class A ordinary shares represented by your ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if the Class A ordinary shares represented by your ADSs are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to depository securities, if we request the Depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a report under the Exchange Act, that will be incorporated by reference into the registration statement of which this prospectus forms a part or a prospectus supplement. We refer to any applicable prospectus supplement, amendment to the registration statement and/or Exchange Act report as “subsequent filings”. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are each referred to individually as an “indenture” and collectively as the “indentures”. Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction) unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). Each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement or a supplemental indenture, if any, relating to such series.

The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General

We expect that neither indenture will limit the amount of debt securities which may be issued and that each indenture will provide that debt securities may be issued in one or more series.

We expect that the subsequent filings related to a series of offered debt securities will describe the following terms of the series:

●	if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

●	whether the debt securities will be our senior or subordinated securities;

●	whether the debt securities will be our secured or unsecured obligations;

●	the applicability of and terms of any guarantees;

●	any period or periods during which, and the price or prices at which, we will have the option to or be required to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to such redemption or repurchase;

●	any optional or mandatory sinking fund provisions;

●	any conversion or exchangeability provisions;

●	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which debt securities of the series will be issuable;

●	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

●	any events of default not set forth in this prospectus;

●	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

●	if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

●	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

●	if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

●	if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

●	any covenants or other material terms relating to the debt securities, which may not be inconsistent with the applicable indenture;

●	whether the debt securities will be issued in the form of global securities or certificates in registered form;

●	any listing on any securities exchange or quotation system;

●	additional provisions, if any, related to defeasance and discharge of the debt securities; and

●	any other special features of the debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

We refer you to the applicable subsequent filings for the particular terms and provisions of the debt securities offered by any prospectus supplement.

Senior Debt Securities

We may issue senior debt securities under a senior debt indenture. These senior debt securities would rank on an equal basis with all our other unsubordinated debt.

Subordinated Debt Securities

We may issue subordinated debt securities under a subordinated debt indenture. These subordinated debt securities would rank subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in the applicable prospectus supplement.

Covenants

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

●	our ability to incur either secured or unsecured debt, or both;

●	our ability to make certain payments, dividends, redemptions or repurchases;

●	our ability to create dividend and other payment restrictions affecting our subsidiaries;

●	our ability to make investments;

●	mergers and consolidations by us;

●	sales of assets by us;

●	our ability to enter into transactions with affiliates;

●	our ability to incur liens; and

●	sale and leaseback transactions.

Modification of the Indentures

We expect that each indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:

(1) changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

(2) reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3) reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

(4) waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5) makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

(6) makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7) waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities will be effective against any holder without each holder’s consent.

Additionally, certain changes under each indenture will not require the consent of any holders. These types of changes are generally limited to clarifications of ambiguities, omissions, defects and inconsistencies in each indenture and amendments, supplements and other changes that would not adversely affect the holders of outstanding debt securities under each indenture, such as adding security, covenants, additional events of default or successor trustees.

Events of Default

We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:

●	default in any payment of interest when due which continues for 30 days;

●	default in any payment of principal or premium when due;

●	default in the deposit of any sinking fund payment when due;

●	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

●	default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

●	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

We expect that each indenture will require us to file annually, after debt securities are issued under that indenture, with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.

We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

We expect that the terms of each indenture will provide us with the right to omit complying with specified covenants and specified events of default described in a subsequent filing upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.

We expect that to exercise this right we will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Form of Debt Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, or in bearer form, where our obligation runs to the bearer of the security.

Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements:

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest in that registered global security, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders of a registered global security or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability to owners of beneficial interests for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We expect that the indenture will provide that if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will be required to issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture is expected to allow us to decide, at any time and in our sole discretion, to not have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

If we issue registered global securities, we expect that the Depository Trust Company, or DTC, will act as depository and the securities will be registered in the name of ______, as DTC’s nominee.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

●	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of any material U.S. federal income tax considerations; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

●	the exercise price for the rights;

●	the number of rights issued to each shareholder;

●	the extent to which the rights are transferable;

●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire;

●	the amount of rights outstanding;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

●	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our rights, purchase contracts, warrants, debt securities, equity securities, or any combination of such securities. The applicable prospectus supplement will describe:

●	the terms of the units and of the rights, purchase contracts, warrants, debt securities, equity securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units;

●	if applicable, a discussion of any material U.S. federal income tax considerations; and

●	a description of the provisions for the payment, settlement, transfer or exchange or the units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	through agents;

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt, or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

SELLING SHAREHOLDERS

February 2026 Private Placement

On February 1, and February 2, 2026, the Company entered into securities purchase agreements with the selling shareholders named below for a private investment in public equity financing, or the February 2026 Private Placement. In the February 2026 Private Placement, the Company agreed to sell to the selling shareholders an aggregate of 64,615,386 Class A Ordinary Shares (represented by 21,538,462 American Depositary Shares, each representing 3 Class A ordinary shares), at a price of $2.1667 per Class A ordinary shares (equivalent of $6.50 per ADS) in one or more closings.

The February 2026 Private Placement was co-led by Cormorant Asset Management and Columbia Threadneedle Investments with participation from both new and existing investors including Balyasny Asset Management L.P., Point72, Squadron Capital Management and Casdin Capital.

April 2026 Private Placement

On April 16, 2026, the Company entered into securities purchase agreements with the selling shareholders named below for a private investment in public equity financing, or the April 2026 Private Placement. In the April 2026 Private Placement, the Company agreed to sell to the selling shareholders an aggregate of 33,962,241 Class A Ordinary Shares (represented by 11,320,747 American Depositary Shares, each representing 3 Class A ordinary shares), at a price of $4.4167 per Class A ordinary shares (equivalent of $13.25 per ADS) in one or more closings.

The April 2026 Private Placement was co-led by Leerink Partners, Cantor, Lucid Capital Markets, H.C. Wainwright & Co. and Jones with participation from both new and existing investors including Soleus Capital Management, Perceptive Advisors, ADAR1 Capital Management, MPM BioImpact, Octagon Capital Advisors, Eventide Asset Management, Kalehua Capital Management and DAFNA Capital Management as the new investors, with additional participation from existing investors including Cormorant Asset Management, Columbia Threadneedle Investments, Balyasny Asset Management, Casdin Capital, Squadron Capital Management and Superstring Capital Management.

This prospectus covers the public resale of our securities owned by the selling shareholders named below. Such selling shareholders may from time to time offer and sell pursuant to this prospectus any or all of the ordinary shares and/or warrants owned by them. The selling shareholders, however, make no representations that the ordinary shares or warrants will be offered for sale. The table below presents information regarding the selling shareholders and the ordinary shares and/or warrants that each may offer and sell from time to time under this prospectus.

The following table sets forth:

●	the name of each selling shareholder;

●	the number of securities beneficially owned by each selling shareholder prior to the sale of the securities covered by this prospectus;

●	the number of securities that may be offered by each selling shareholder pursuant to this prospectus;

●	the number of securities to be beneficially owned by each selling shareholder following the sale of any securities covered by this prospectus; and

●	the percentage of each type of securities to be owned by each selling shareholder before and after the sale of the securities covered by this prospectus.

All information with respect to ownership of the selling shareholders’ shares has been furnished by or on behalf of the selling shareholders and, unless otherwise indicated, is as of April 21, 2026. Based on information supplied by the selling shareholders, we believe that, except as may otherwise be indicated in the footnotes to the table below, the selling shareholders have sole voting and dispositive power with respect to the securities reported as beneficially owned by them.

Because the selling shareholders may sell, transfer or otherwise dispose of all, some or none of the securities covered by this prospectus, we cannot determine the number of such securities that will be sold, transferred or otherwise disposed of by the selling shareholders, or the amount or percentage of securities that will be held by the selling shareholders upon termination of any particular offering or sale, if any. The selling shareholders make no representations, however, that they will sell, transfer or otherwise dispose any securities in any particular offering or sale. In addition, the selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the ordinary shares they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below. Solely for purposes of the requirements applicable to the registration statement of which this prospectus forms a part, the following table assumes that the selling shareholders will sell all of the securities owned beneficially by them that are covered by this prospectus, but will not sell any other securities that they presently own.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

February 2026 Private Placement

Name of Selling Shareholder	Number of Ordinary Shares Being Offered	Percentage Ownership(1)
Crum Creek Holding Limited(2)	923,076	*
Cormorant Global Healthcare Master Fund, LP(3)	8,538,462	see note	(3)
Seligman Health Spectrum (Master) Fund(4)	6,461,538	see note	(4)
Seligman Tech Spectrum (Master) Fund(5)	773,928	*
Seligman Tech Spectrum Offshore Fund(6)	1,302,996	*
Venrock Healthcare Capital Partners III, L.P.(7)	1,126,386	*
VHCP Co-Investment Holdings III, LLC(8)	112,845	*
Venrock Healthcare Capital Partners EG, L.P.(9)	5,683,848	2.60%
Atlas Private Holdings (Cayman) Ltd.(10)	4,153,845	see note	(10)
Point72 Associates, LLC(11)	2,307,690	see note	(11)
Squadron Master Fund LP(12)	1,615,383	see note	(12)
Boxer Capital Master Fund, LP(13)	1,615,383	*
Casdin Partners Master Fund, L.P.(14)	1,615,383	see note	(14)
Adage Capital Partners L.P.(15)	1,615,383	*
Superstring Capital Management LP(16)	461,541	see note	(16)
Woodline Master Fund LP(17)	461,541	see note	(17)
Affinity Healthcare Fund, LP(18)	461,541	*
An entity to be formed and controlled by Lu Yang (19)	25,384,617	11.61%

April 2026 Private Placement

Name of Selling Shareholder	Number of Ordinary Shares Being Offered	Percentage Ownership(1)
Soleus Capital Master Fund, L.P.(20)	5,660,376	2.59%
Cormorant Global Healthcare Master Fund, LP(3)	3,396,225	See note	(3)
Perceptive Life Sciences Master Fund, Ltd(21)	3,169,809	1.45%
BioImpact Equities Fund, LP(22)	947,022	*
GTM Capital Healthcare Fund, L.P. (23)	398,802	*
MPM BioImpact Innovations Equities Master, LP (24)	821,205	*
BioImpact Equities Master Fund, LP(25)	310,230	*
Oncology Impact Fund 2, L.P.(26)	400,155	*
New Technologies and Virology Fund, L.P.(27)	179,187	*
Point72 Associates, LLC(11)	2,943,396	see note	(11)
Atlas Private Holdings (Cayman) Ltd.(10)	2,943,396	see note	(10)
ADAR1 Partners, LP(28)	2,483,631	1.14%
Spearhead Insurance Solutions IDF, LLC(29)	346,557	*
Octagon Investments Master Fund LP(30)	2,264,148	1.04%
Mutual Fund Series Trust(31)	1,698,111	*
Casdin Partners Master Fund, L.P.(14)	1,358,511	see note	(14)
Persistent Asset Global Select Fund SPC(32)	38,919	*
Seligman Health Spectrum (Master) Fund(4)	1,093,155	see note	(4)
Woodline Master Fund LP(17)	905,658	see note	(17)
DV Trading, LLC(33)	339,621	*
Seven Fleet Partners(34)	339,624	*
Squadron Master Fund LP(12)	679,245	see note	(12)
Kalehua Capital Partners LP(35)	495,822	*
Kalehua Equity Growth Master LP(36)	183,423	*
DAFNA LifeScience, L.P.(37)	225,840	*
DAFNA LifeScience Select, L.P.(38)	113,760	*
Superstring Capital Management LP(16)	226,413	see note	(16)

*	Less than one percent

(1)

Based on 218,578,430 total ordinary shares, which consists of (i) 193,193,813 ordinary shares of the Company issued and outstanding as of the date of April 21, 2026 and (ii) 25,384,617 ordinary shares to be issued to an entity to be formed and controlled by Lu Yang.

(2)	Represents 923,076 Class A ordinary shares held by Crum Creek Holding Limited. The registered address of Crum Creek Holding Limited is Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands.
(3)

Represents an aggregate of 11,934,687 Class A ordinary shares (representing 5.46% of total outstanding shares of the Company as of April 21, 2026), consisting of (i) 8,538,462 Class A ordinary shares acquired and 3,396,225 Class A ordinary shares acquired by Cormorant Global Healthcare Master Fund, LP in February 2026 Private Placement and April 2026 Private Placement, respectively. The registered address of Cormorant Global Healthcare Master Fund, LP. is 200 Clarendon Street, 52nd Floor Boston, MA 02116.

(4)

Represents an aggregate of 7,554,693 Class A ordinary shares (representing 3.46% of total outstanding shares of the Company as of April 21, 2026), consisting of (i) 6,461,538 Class A ordinary shares and (ii) 1,093,155 Class A ordinary shares acquired by Seligman Health Spectrum (Master) Fund, in February 2026 Private Placement and April 2026 Private Placement, respectively. The registered address of Seligman Health Spectrum (Master) Fund is 290 Congress Street, Boston, MA 02210, Attn: Asset Management Legal.

(5)	Represents 773,928 Class A ordinary shares held by Seligman Tech Spectrum (Master) Fund. The registered address of Seligman Tech Spectrum (Master) Fund is 290 Congress Street, Boston, MA 02210.
(6)	Represents 1,302,996 Class A ordinary shares held by Seligman Tech Spectrum Offshore Fund. The registered address of Seligman Tech Spectrum Offshore Fund is 290 Congress Street, Boston, MA 02210.
(7)	Represents 1,126,386 Class A ordinary shares held by Venrock Healthcare Capital Partners III, L.P. The registered address of Venrock Healthcare Capital Partners III, L.P. is 7 Bryant Park, 23rd Floor, New York, NY 10018 USA.
(8)	Represents 112,845 Class A ordinary shares held by VHCP Co-Investment Holdings III, LLC. The registered address of VHCP Co-Investment Holdings III, LLC is 7 Bryant Park, 23rd Floor, New York, NY 10018 USA.
(9)	Represents 5,683,848 Class A ordinary shares held by Venrock Healthcare Capital Partners EG, L.P. in February 2026. The registered address of Venrock Healthcare Capital Partners EG, L.P. is 7 Bryant Park, 23rd Floor, New York, NY 10018 USA.
(10)

Represents 7,097,241 Class A ordinary shares (representing 3.25% of total outstanding shares of the Company as of April 21, 2026), consisting of (i) 4,153,845 Class A ordinary shares and (ii) 2,943,396 Class A ordinary shares acquired by Atlas Private Holdings (Cayman) Ltd in February 2026 Private Placement and April Private Placement, respectively. The registered address of Atlas Private Holdings (Cayman) Ltd. is 444 West Lake Street, 50th Floor, Chicago, IL 60606 c/o Balyasny Asset Management L.P.

(11)

Represents an aggregate of 5,251,086 Class A ordinary shares (representing 2.40% of total outstanding shares of the Company as of April 21, 2026), consisting of (i) 2,307,690 Class A ordinary shares and (ii) 2,943,396 Class A ordinary shares acquired by Point72 Associates, LLC in February 2026 Private Placement and April 2026 Private Placement, respectively. The registered address of Point72 Associates, LLC is C/O Point72 Asset Management 72 Cumming Point, Stamford, CT 06902.

(12)

Represents an aggregate of 2,294,628 Class A ordinary shares (representing 1.05% of total outstanding shares of the Company as of April 21, 2026), consisting of (i) 1,615,383 Class A ordinary shares and (ii) 679,245 Class A ordinary shares acquired by Squadron Master Fund LP in February 2026 Private Placement and April 2026 Private Placement, respectively. The registered address of Squadron Master Fund LP is 999 Oakmont Plaza Dr, Suite 600, Westmont IL 60559.

(13)

Represents 1,615,383 Class A ordinary shares held by Boxer Capital Master Fund, LP in February 2026. The registered address of Boxer Capital Master Fund, LP is 12860 El Camino Real, Suite 300, San Diego, California, 92130, USA.

(14)

Represents an aggregate of 2,973,894 Class A ordinary shares (representing 1.36% of total outstanding shares of the Company as of April 21, 2026), consisting of (i) 1,615,383 Class A ordinary shares and 1,358,511 Class A ordinary shares acquired by Casdin Partners Master Fund, L.P. in February 2026 and April 2026, respectively. The registered address of Casdin Partners Master Fund, L.P. is 1350 Avenue of Americas, Suite 2600, New York, New York 10019.

(15)

Represents 1,615,383 Class A ordinary shares held by Adage Capital Partners L.P. in February 2026The registered address of Adage Capital Partners L.P. is 200 Clarendon Street, 52nd Floor Boston, MA 02116 United States.

(16)

Represents an aggregate of 687,954 Class A ordinary shares (representing less than 1% of total outstanding shares of the Company as of April 21, 2026), consisting of (i) 461,541 Class A ordinary shares and (ii) 226,413 Class A ordinary shares acquired by Superstring Capital Management LP in February 2026 Private Placement and April 2026 Private Placement, respectively. The registered address of Superstring Capital Management LP. is 150 E 52nd St, Suite 5004, New York, NY 10022.

(17)

Represents an aggregate of 1,367,199 Class A ordinary shares (representing less than 1% of total outstanding shares of the Company as of April 21, 2026), consisting of (i) 461,541 Class A ordinary shares and (ii) 905,658 Class A ordinary share acquired by Woodline Master Fund LP in February 2026. The registered address of Woodline Master Fund LP. is 4 Embarcadero Center, Suite 3450, San Francisco, CA 94111.

(18)

Represents 461,541 Class A ordinary shares held by Affinity Healthcare Fund, LP in February 2026The registered address of Affinity Healthcare Fund, LP. is 450 Park Avenue, Suite 1403, New York, NY 10022.

(19)	Represents 25,384,617 Class A ordinary share to be issued to an entity to be formed and controlled by Lu Yang, our chairman and chief executive officer, upon satisfaction of the closing conditions of the securities purchase agreement.
(20)	Represents 5,660,376 Class A ordinary shares held by Soleus Capital Master Fund, L.P. The registered address of Soleus Capital Master Fund, L.P. is 100 Field Point Road, Suite 200, Greenwich CT 06830.
(21)	Represents 3,169,809 Class A ordinary shares held by Perceptive Life Sciences Master Fund, Ltd. The registered address of Perceptive Life Sciences Master Fund, Ltd. is 51 Astor Place NY, NY 10003.
(22)	Represents 947,022 Class A ordinary shares held by BioImpact Equities Fund, LP. The registered address of BioImpact Equities Fund, LP. is 399 Boylston Street, Suite 1100, Boston, MA 02116.
(23)	Represents 398,802 Class A ordinary shares held by GTM Capital Healthcare Fund, L.P. The registered address of GTM Capital Healthcare Fund, L.P. is 399 Boylston Street, Suite 1100, Boston, MA 02116.
(24)	Represents 821,205 Class A ordinary shares held by MPM BioImpact Innovations Equities Master, LP. The registered address of MPM BioImpact Innovations Equities Master, LP. is 399 Boylston Street, Suite 1100, Boston, MA 02116.
(25)	Represents 310,230 Class A ordinary shares held by BioImpact Equities Master Fund, LP. The registered address of BioImpact Equities Master Fund, LP. is 399 Boylston Street, Suite 1100, Boston, MA 02116.
(26)	Represents 400,155 Class A ordinary shares held by Oncology Impact Fund 2, L.P. The registered address of Oncology Impact Fund 2, L.P. is 399 Boylston Street, Suite 1100, Boston, MA 02116.
(27)	Represents 179,187 Class A ordinary shares held by New Technologies and Virology Fund, L.P. The registered address of New Technologies and Virology Fund, L.P. is 399 Boylston Street, Suite 1100, Boston, MA 02116.
(28)	Represents 2,483,631 Class A ordinary shares held by ADAR1 Partners, LP. The registered address of ADAR1 Partners, LP. is 3503 Wild Cherry Drive, Building 9, Austin, TX 78738.
(29)	Represents 346,557 Class A ordinary shares held by Spearhead Insurance Solutions IDF, LLC. The registered address of Spearhead Insurance Solutions IDF, LLC is 3828 Kennet Pike, Suite 202 Greenville, DE 19807.
(30)	Represents 2,264,148 Class A ordinary shares held by Octagon Investments Master Fund LP. The registered address of Octagon Investments Master Fund LP is 654 Madison Avenue, 21st Floor New York, NY 10065.
(31)	Represents 1,698,111 Class A ordinary shares held by Mutual Fund Series Trust, on behalf of Eventide Healthcare & Life Sciences Fund. The registered address of Mutual Fund Series Trust is U.S. Bank N.A., Attn: Courtney Goetsch 111 Fillmore Ave-E EP-MN-WS2N St. Paul, MN 55107.
(32)	Represents 38,919 Class A ordinary shares held by Persistent Asset Global Select Fund SPC ON BEHALF OF AND for the account of Persistent Asset X Segregated Portfolio by Columbia Management Investment Advisers, LLC, in its capacity as adviser to the Fund. The registered address of Persistent Asset Global Select Fund SPC is 290 Congress Street, Boston, MA 02210, Attn: Asset Management Legal.
(33)	Represents 339,621 Class A ordinary shares held by DV Trading, LLC. The registered address of DV Trading, LLC is 425 S. Financial Place, Suite 2800, Chicago, IL 60605.
(34)	Represents 339,624 Class A ordinary shares held by Seven Fleet Partners. The registered address of Seven Fleet Partners is 960 Clemente Way Mountain View CA 94043.
(35)	Represents 495,822 Class A ordinary shares held by Kalehua Capital Partners LP. The registered address of Kalehua Capital Partners LP is 3819 Maple Ave., Dallas, TX 75219.
(36)	Represents 183,423 Class A ordinary shares held by Kalehua Equity Growth Master LP. The registered address of Kalehua Equity Growth Master LP is 3819 Maple Ave., Dallas, TX 75219.
(37)	Represents 225,840 Class A ordinary shares held by DAFNA LifeScience, L.P. The registered address of DAFNA LifeScience, L.P. is 10990 Wilshire Blvd #1400, Los Angeles, CA 90024.
(38)	Represents 113,760 Class A ordinary shares held by DAFNA LifeScience Select, L.P. The registered address of DAFNA LifeScience Select, L.P. is 10990 Wilshire Blvd #1400, Los Angeles, CA 90024.

The selling shareholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act with respect to the securities offered by this prospectus, and any profits realized or commissions received may be deemed underwriting compensation.

Additional selling shareholders not named in this prospectus will not be able to use this prospectus for resales until they are named in the table above by prospectus supplement or post-effective amendment. Transferees, successors and donees of identified selling shareholders will not be able to use this prospectus for resales until they are named in the table above by prospectus supplement or post-effective amendment. If required, we will add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its securities from holders named in this prospectus after the effective date of this prospectus.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—10.E. Taxation” in our annual report on Form 20-F for the fiscal year ended December 31, 2025, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

EXPENSES

The following table sets forth the aggregate expenses in connection with this offering, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	US$	155,011.92
Financial Industry Regulatory Authority fees	US$	*
Legal fees and expenses	US$	*
Accounting fees and expenses	US$	*
Printing and postage expenses	US$	*
Miscellaneous expenses	US$	*
Total	US$	*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

LEGAL MATTERS

We are being represented by Han Kun Law Offices LLP with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP and T&C Law Firm with respect to matters governed by PRC law.

If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of Adlai Nortye Ltd. as of December 31, 2025 and 2024 and for each of the years ended December 31, 2025 and 2024 incorporated by reference in this prospectus by reference to our annual report on Form 20-F for the year ended December 31, 2025, have been so incorporated in reliance on the report of BDO China Shu Lun Pan Certified Public Accountants LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated statements of operations and comprehensive loss of Adlai Nortye Ltd. (the “Company”), and changes in shareholders’ equity and cash flows for the year ended December 31, 2023, and the related notes (collectively referred to as the “consolidated financial statements”) incorporated by reference in this prospectus by reference to our annual report on Form 20-F for the year ended December 31, 2025, have been so incorporated in reliance on the report of Mazars USA LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents:

(1)	our annual report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on April 10, 2026;

(2)	our reports of foreign private issuer on Form 6-K filed with the SEC on April 16, 2026;

(3)	the description of our ordinary shares contained in our registration statements on Form 8-A, filed with the SEC on August 7, 2023 and August 18, 2023, which incorporates by reference the description of the Registrant’s ordinary shares set forth in the Registrant’s Registration Statement on Form F-1 (Registration No. 333-273465), as amended, originally filed with the SEC on July 27, 2023, including any amendments or reports filed for the purpose of updating such description, and any amendment or report filed for the purpose of updating such description;

(4)	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

(5)	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our annual report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on April 10, 2026 contains a description of our business and audited consolidated financial statements with a report by our independent auditors.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

c/o PO Box 309, Ugland House

Grand Cayman, KY1-1104

Cayman Islands

+1 848 230 7430

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands, as an exempted company, in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors, and shareholders, be arbitrated.

A majority of our directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that the courts of the Cayman Islands are unlikely (i) to recognise or enforce against us or our directors or officers judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognise and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For such a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

T&C Law Firm, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China, would:

●	recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States so far as the liabilities imposed by those provisions are penal in nature; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have been advised by our PRC legal counsel, that there is uncertainty as to whether the courts of the PRC would enforce judgments of U.S. courts or Cayman courts obtained against us or these persons predicated upon the civil liability provisions of the U.S. federal and state securities laws or Cayman Island laws. T&C Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

We have entered into employment agreements with each of our executive officers. Under these agreements, each of our executive officers is employed for a specified time period. We may terminate employment for cause, at any time, for certain acts of the executive officer, such as continued failure to satisfactorily perform, willful misconduct or gross negligence in the performance of agreed duties, conviction or entry of a guilty or nolo contendere plea of any felony or any misdemeanor involving moral turpitude, or dishonest act that results in material financial, reputational or other harm to us or material breaches of the employment agreement. We may also terminate an executive officer’s employment without cause upon 60-day prior written notice. In such case of termination by us, we will provide severance payments to the executive officer as may be agreed between the executive officer and us. The executive officer may terminate the employment at any time with a 60-day prior written notice.

Each executive officer has agreed to hold, both during the term of the employment and at all times thereafter, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, any of our confidential information or trade secrets, any confidential information or trade secrets of our clients or prospective clients, or the confidential or proprietary information of any third party received by us and for which we have confidential obligations. The executive officers have also agreed to disclose in confidence to us all inventions, designs, and trade secrets which they conceive, develop or reduce to practice during the executive officer’s employment with us and to assign all right, title, and interest in them to us, and assist us in obtaining and enforcing patents, copyrights, and other legal rights for these inventions, designs, and trade secrets.

In addition, each executive officer has agreed to be bound by non-competition and non-solicitation restrictions during the term of his or her employment and typically for one year following the last date of employment. Specifically, each executive officer has agreed not to (i) approach the suppliers, clients, direct or end customers or contacts or other persons or entities introduced to the executive officers in his or her capacity as our representative for the purpose of doing business of the same or of a similar nature to our business or doing business that will harm our business relationships with the foregoing persons or entities; (ii) assume employment with or provide services to any of our competitors, or engage, whether as principal, partner, licensor or otherwise, any of our competitors, without our express consent; (iii) seek, directly or indirectly, to solicit the employment or services of, or hire or engage, any person who is known to be employed or engaged by us; or (iv) otherwise interfere with our business or accounts.

We have also entered into indemnification agreements with our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

Item 9. Exhibits

See Exhibit Index beginning on page II-3 of this registration statement.

Item 10 Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit Number	Description of Document
4.1	Specimen American Depositary Receipt (included in Exhibit 4.2) (incorporated herein by reference as Exhibit 4.1 filed with the Registration Statement on Form F-1 (File No. 333-273465), initially filed on July 27, 2023)

4.2	Form of Deposit Agreement, among the Registrant, the depositary and the owners and holders of American Depositary Shares issued thereunder (incorporated herein by reference as Exhibit 4.3 filed with the Registration Statement on Form F-1 (File No. 333-273465), initially filed on July 27, 2023)

4.3***	Form of Debt Security

4.4***	Form of Warranty Agreement and Warrant Certificate

4.5***	Form of Unit Agreement and Unit Certificate

4.6**	Form of Indenture

5.1*	Opinion of Maples and Calder (Hong Kong) LLP

23.1**	Consent of BDO China Shu Lun Pan Certified Public Accountants LLP

23.2**	Consent of Mazars USA LLP

23.3*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

25.1†	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Debt Securities Indenture

107**	Filing Fee Table

*	Filed previously.

**	Filed herewith.

***	To be filed, if applicable, by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

†	To be filed, if necessary, on electronic Form 305b2 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, People’s Republic of China, on April 22, 2026.

Adlai Nortye Ltd.

By:	/s/ Yang Lu
	Name:	Yang Lu
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Yang Lu, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, in his or her name, place and stead, in any and all capacities (including his capacity as a director and/or officer of the registrant), to sign any and all amendments and post-effective amendments and supplements to this registration statement, and including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on April 22, 2026.

Name	Title

/s/ Yang Lu	Chief Executive Officer and Chairman of the Board of Director
Yang Lu	(Principal Executive Officer)

/s/ Xiaofeng (Alex) Ye	Chief Financial Officer
Xiaofeng (Alex) Ye	(Principal Financial and Accounting Officer)

/s/ Ping Ji	Director
Ping Ji

/s/ Lars Erik Birgerson	Director
Lars Erik Birgerson

/s/ Roger Sawhney	Independent Director
Roger Sawhney

/s/ Shaorong Liu	Independent Director
Shaorong Liu

/s/ Ming Lun Alan Tse	Independent Director
Ming Lun Alan Tse

/s/ Baozhong Wei	Independent Director
Baozhong Wei

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of Adlai Nortye Ltd., has signed this registration statement thereto in New York, United States of America on April 22, 2026.

Adlai Nortye USA Inc.
Authorized U.S. Representative

By:	/s/ Yang Lu
Name:	Yang Lu
Title:	Director